Exhibit 10.2.(9).(a)

EXHIBIT A

SEPARATION AGREEMENT AND GENERAL RELEASE

This General Release of Claims (this “Agreement”) is entered into on [DATE], by and between Belo Corp., a Delaware corporation (the “Company”) and [Employee] (“Employee”).

1. General Release and Waiver of Claims.

(a) Release. In consideration of the payments and benefits afforded under the Company’s Change in Control Severance Plan (the “Plan”) as specified on Schedule I attached hereto, and after consultation with counsel, Employee and each of Employee’s respective heirs, executors, administrators, representatives, agents, successors and assigns (collectively, the “Releasors”) hereby irrevocably and unconditionally release and forever discharge the Company and its subsidiaries and affiliates and each of their respective officers, employees, directors and agents (“Releasees”) from any and all claims, actions, causes of action, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind or character (collectively, “Claims”) that the Releasors may have arising out of Employee’s employment relationship with and service as an employee, officer or director of the Company and its subsidiaries and affiliates, and the termination of any such relationship or service, in each case up to and including Employee’s date of termination; provided, however, that notwithstanding anything contained herein to the contrary, this Agreement shall not affect: (i) the obligations of the Company set forth in the Plan, including without limitation under Sections 4, 5, 6, 7, 9 and 11 of the Plan, or under any other benefit plan, agreement, arrangement or policy of the Company or its affiliates that is applicable to Employee that, in each case, by its terms, contains obligations that are to be performed after the date hereof by the Company; (ii) any indemnification or similar rights Employee has as a current or former officer, director, employee or agent of the Company and its subsidiaries and affiliates, including, without limitation, any and all rights thereto under applicable law, the Company’s bylaws or other governance documents, or any rights with respect to coverage under any directors’ and officers’ insurance policies and/or indemnification agreements; (iii) any Claim the Releasors may have as the holder or beneficial owners of securities of the Company or its affiliates or other rights relating to securities or equity awards in respect of the common stock of the Company or its affiliates; (iv) rights to accrued but unpaid salary, paid time off, vacation or other compensation due through the date of termination of employment; (v) any unreimbursed business expenses; and (vi) any Claims that may arise in the future from events or actions occurring after Employee’s date of termination of employment or that Employee may not by law release through an agreement such as this.

(b) Specific Release of ADEA Claims. In further consideration of the payments and benefits provided to Employee under the Plan, the Releasors hereby unconditionally release and forever discharge the Releasees from any and all Claims that the Releasors may have as of the date Employee signs this Agreement arising under the Federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder (“ADEA”). By signing this Agreement, Employee hereby acknowledges and confirms the following: (i) Employee was advised by the Company in connection with Employee’s termination of employment to consult with an attorney of Employee’s choice prior to signing this Agreement and to have such attorney explain to Employee the terms of this Agreement, including, without limitation, the terms relating to Employee’s release of claims arising under ADEA, and Employee has in fact consulted with an attorney; (ii) Employee was given a period of not fewer than forty-five (45) calendar days to consider the terms of this Agreement and to consult with an attorney of Employee’s choosing with respect thereto; and (iii) Employee knowingly and voluntarily accepts the terms of this Agreement. Employee also understands that Employee has seven (7) calendar days following the date on which Employee signs this Agreement within which to revoke the release contained in this Section 1(b), by providing the Company a written notice of Employee’s revocation of the release and waiver contained in this Section 1(b).

(c) No Assignment. Employee represents and warrants that Employee has not assigned any of the Claims being released under this Agreement.

2. Proceedings. Employee has not filed, and agrees not to initiate or cause to be initiated on Employee’s behalf, any complaint, charge, claim or proceeding against the Releasees with respect to any Claims released under Section 1(a) or (b) hereof before any local, state or federal agency, court or other body (each, individually, a “Proceeding”), and agrees not to participate voluntarily in any Proceeding involving such Claims. Employee waives any right Employee may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding involving such Claims. Notwithstanding the foregoing, the term Proceeding shall not include any complaint, charge, claim or proceeding with respect to the obligations of the Company to Employee under the Plan or in respect of any other matter described in the proviso to Section 1(a) hereof, and Employee retains all of Employee’s rights in connection with the same.

3. Severability Clause. In the event any provision or part of this Agreement is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Agreement, will be inoperative.

4. No Admission. Nothing contained in this Agreement will be deemed or construed as an admission of wrongdoing or liability on the part of the Company.

5. Governing Law and Venue. All matters affecting this Agreement, including the validity thereof, are to be governed by, and interpreted and construed in accordance with, the laws of the State of Texas applicable to contracts executed in and to be performed in that State. The parties agree to submit to the jurisdiction of the federal and state courts sitting in Dallas County, Texas, for all purposes relating to the validity, interpretation, or enforcement of this Agreement

6. Counterparts. This Agreement may be executed in counterparts and each counterpart will be deemed an original.

7. Notices. All notices, requests, demands or other communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or deposited in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, to the party to whom such notice is being given as follows:

As to Employee:	Employee’s last address on the books and records of the Company

As to the Company:	Belo Corp. Attention: General Counsel [ADDRESS]

Any party may change his, her or its address or the name of the person to whose attention the notice or other communication shall be directed from time to time by serving notice thereof upon the other party as provided herein.

EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS READ THIS AGREEMENT AND THAT EMPLOYEE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT EMPLOYEE HEREBY EXECUTES THE SAME AND MAKES THIS AGREEMENT AND THE RELEASE PROVIDED FOR HEREIN VOLUNTARILY AND OF EMPLOYEE’S OWN FREE WILL.

IN WITNESS WHEREOF, Employee has executed this Agreement on the date set forth below.

BELO CORP. By: _____________________________________________ Dated as of: __________________

_____________________________________________

[Employee]

Dated as of: __________________

Schedule I

•	Severance Pay [amount under Section 5(b)(ii)]

•	Annual Bonus [amount under Section 5(b)(iii)]

•	Retirement Plan Benefit [amount under Section 5(b)(iv)]

•	Welfare Benefits [amount under Section 5(b)(v)]

•	Long-Term Incentive Awards [as per Section 5(b)(vi) – specify detail as needed]

•	Outplacement Services [as per Section 5(b)(vii) - specify detail as needed]

•	Estimated Initial 280G Gross-Up Payment [as per Section 6]

•	Estimated Initial 409A Gross-Up Payment [as per Section 7]

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